Security Income Fund - Capital Preservation Series
Item 77Q1(b)

In response to this Item 77Q1(b), the Registrant incorporates the prospectus sticker filed on October 15, 2004 pursuant to Rule 497(e), amending the prospectus filed with the Registrant's Post-Effective Amendment No. 76 to Registration Statement No. 2-38414.